UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2010

ACRONGENOMICS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49833	52-2219285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fairfax House, 15 Fulwood Place, London UK WC1V 6AY
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 30 697 724 3620

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, in that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting our operations, market growth, services, products, and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to our industry, operations and results of operations and any businesses that we may acquire, and include, without limitation:

1. Our ability to attract and retain management, and to integrate and maintain technical information quality control experts, product designers;

2. Our ability to move forward to conclude pre-clinical studies and/or be able to produce prototype;

3. Our ability to conclude feasibility studies.

4. General economic conditions. Our ability to raise substantial funds for the progress of our projects

5. Our ability to attract partners in the specific fields.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Unless otherwise indicated or the context otherwise requires, all references below in this current report on Form 8-K to “we”, “us”, “our”, and “the Company”, refer to Acrongenomics, Inc., a Nevada corporation, and its subsidiaries, Vardisto Investments Limited, Halldale Ventures Limited and Irwingom Ventures Limited.

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed previously, on January 31, 2009, the Company entered into a Share Exchange Agreement with Inter Jura CY (Services) Limited, a Cyprus company and the sole direct shareholder (the “Shareholder”) of Vardisto Investments Limited, a Cyprus Private Company Limited by Shares (“Vardisto”), pursuant to which the Company purchased from the Shareholder 60% of all issued and outstanding (1.200 of 2.000) shares of Vardisto, a Cyprus company and wholly owned subsidiary of the Shareholder, that is holding 80% of all issued and outstanding (1,600 out of 2,000) shares of Halldale Ventures Limited, a Cyprus Private Company Limited by Shares (“Halldale”), as well as 65% of all issued and outstanding (1,300 out of 2,000) shares of Irwingom Ventures Limited, a Cyprus Private Company Limited by Shares (“Irwingom”), in consideration for the issuance to the Shareholder of 9,000,000 shares of common stock of the Company at a price of USD 0.40.

Such transaction was never completed as such, since although the 1,200 Vardisto shares purchased by the Company were transferred to the Company and recorded in Vardisto’s Register of Members under the Company’s name, the 9,000,000 shares of common stock of the Company were never issued, since the price of the Company’s common stock failed to reach the price of USD 0.40 ever since.

As a result of renegotiation of the initial Share Exchange Agreement, effective December 29, 2010, the Company signed a promissory note (“the Promissory Note”) for the principal sum of Two Million Dollars ($2,000,000) USD, together with interest thereon at a rate equal to four (4%) percent per annum compounded annually, until the balance of principal and interest outstanding shall be paid in full, in consideration of the total shares (2,000 out of 2,000) acquisition of Vardisto. Pursuant to that and effective December 29, 2010, the Shareholder transferred to the Company the remaining 800 shares (out of a total of 2,000) of Vardisto.

The Company will have the option and right at any time prior this note is fully paid to convert any amount outstanding under this Promissory Note (including accrued interest) into shares of common stock of the Company. The conversion will be deemed to occur at the average of the three prior day closing price (the “Average Price”) of the Company common stock on the OTCBB or any other stock exchange or trading market where the Company stock are listed for trading.  The Company may deliver a notice of such conversion (the “Conversion Notice”) to the Shareholder/Lender at any time before maturity of this note, together with a calculation of the amount converted, the Average Price and the number of common shares to be issued (the “Payment Shares”). Upon issuance and delivery of the Payment Shares to the Shareholder/Lender, the amount of this Promissory Note indicated in the Conversion Notice will be deemed satisfied and fully paid.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 29, 2010, the Company completed the acquisition of the total shares of Vardisto, in consideration of which the Company signed and issued a convertible Promissory Note to the Shareholder.  As a result, (i) Vardisto became a direct wholly-owned subsidiary of the Company; (ii) Halldale became an indirect 80% subsidiary of the Company and (iii) Irwingom became an indirect 65% subsidiary of the Company.

Vardisto’s assets are its participation interest in Halldale Ventures Limited (“Halldale”) and Irwingom Ventures Limited (“Irwingom”). Halldale and Irwingom are Cyprus Private Companies Limited by Shares, in which Vardisto holds an 80% and 65% interest respectively.  This majority participation interest in the share capital of Halldale and Irwingom gives Vardisto a majority interest in the intellectual property and the business of Halldale and Irwingom as follows.

Effective January 30, 2009, Halldale entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Professor Margarita Hadzopoulou-Cladaras. Pursuant to the Asset Purchase Agreement, Halldale agreed, among other things, to acquire the assets comprised mainly of intellectual property and research materials from Ms. Hadzopoulou-Cladaras, in exchange of 20% of its issued and outstanding shares of its common stock.

Effective January 20, 2009, Irwingom entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Mr. Emmanuel Aslanis. Pursuant to the Asset Purchase Agreement, Irwingom agreed, among other things, to acquire certain assets comprised mainly of intellectual property (Greek patent) and certain research materials from Mr. Emmanuel Aslanis, in exchange of 35% of its issued and outstanding shares of its common stock.

DESCRIPTION OF VARDISTO’S BUSINESS

Company Overview

Vardisto’s main asset is its interest in Halldale Ventures Limited (“Halldale”) and Irwingom Ventures Limited (“Irwingom”). Halldale and Irwingom are Cyprus Private Companies Limited by Shares, in which Vardisto holds an 80% and 65% interest respectively.

Effective January 30, 2009, Halldale entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Margarita Hadzopoulou-Cladaras. Pursuant to the Asset Purchase Agreement, Halldale agreed, among other things, to acquire the assets comprised mainly of intellectual property and research materials from Ms. Hadzopoulou-Cladaras in exchange for 20% of its issued and outstanding shares of its common stock.

The assets purchased by Halldale pursuant to the Asset Purchase Agreement include research materials and experimental results from the use of a compound referred to as “compound X” as a hypolipidemic agent and development of a potential cholesterol-lowering agent, and main competitor of Statins in combination with essential oil derived from plants to treat effectively hypercholesterolemia.

Effective January 30, 2009, Irwingom entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Mr. Emmanuel Aslanis. Pursuant to the Asset Purchase Agreement, Irwingom agreed, among other things, to acquire certain assets comprised mainly of intellectual property (Greek patent) and certain research materials from Mr. Emmanuel Aslanis, in exchange for 35% of its issued and outstanding shares of its common stock.

The assets purchased by Irwingom pursuant to the Asset Purchase Agreement include plans for the development of a system called IKAROS-1000, as a sophisticated and friendly to the environment fire extinguishing system, while its mechanics may also have applications in other sectors.

The IKAROS-1000 aspires to be a pioneering system which aims at changing worldwide the way of extinguishing fires more quickly and effectively. Apart from that, IKAROS-1000 may be used in agriculture, as crop dusting system, watering large rural areas, as well as neutralizing any size of oil spills at seas. The whole idea is based on information technology in conjunction with robotics and nanotechnology of materials.

The system consists of an air-balloon kind of pipeline, with a diameter up to one meter (1m) and a reachable length up to 10,000 meters according to the operational needs, and a water pump that can reach pressure up to 600 bars. With one valve each for intake and release helium, the balloon can be inflated or deflated and can be extended to reach the necessary height for each project. Every five meters the balloon is divided into autonomous departments. Each department has separate electronic plaque composed of GPS, IR camera and a 30cm diameter fan operated by compressed air with the ability to a 360º rotation around the axis, allowing the balloon to move right and left and making the whole system flexible in all directions. Under the fans passes a water pipeline with a 5cm diameter. The IKAROS-1000 can be fitted to a specially designed fire vehicle, for terrestrial operations, to an especially designed navigable vehicle for coastal and island operations as well as a tank-type vehicle for off-road and areas with difficult access.

Management

Vardisto is a holding company with two subsidiary operations, Halldale and Irwingom.

In the Halldale project, the inventor, Dr. Margarita Hantzopoulou-Cladaras, will continue working. Dr. Hantzopoulou-Cladaras received her B.Sc. in Physical Chemistry from Aristotle University of Thessalonica in 1973 and her Ph.D. in Molecular Biology from Texas Woman’s University, in Denton, TX in 1982. In 1982 she continues as a Post-doctoral Fellow, in the Department of Microbiology at St. Louis University School of Medicine, in St. Louis, MO. Between 1983 and1984 Dr Hantzopoulou-Cladaras was a Research Associate in Department of Biology of Washington University, in St. Louis, MO. From 1984 until 1986 she was a Research Associate, in Section of Molecular Genetics, Department of Medicine at Boston University Medical Center, in Boston, MA. Her teaching carrier starts at 1988 at Department of Medicine of Boston University Medical Center as Instructor, then as Assistant Professor and finally as Associate Professor until the year 1999. In 2000, Dr. Hantzopoulou-Cladaras became Assistant Professor in Genetics and Molecular Biology in Aristotle University of Thessaloniki and in 2005 Full Professor at the same University, position that she presently continues to hold. Als,o Dr. Cladaras is Adjunct Professor, Section of Molecular Genetics, Department of Medicine at Boston University Medical Center, in Boston, MA

Her research expertise and interest lies in the area of Structure and function of regulatory factors and their role in the expression of human lipoproteins. Gene regulation during differentiation of lipocells; study of nuclear receptors and Investigation of molecular mechanisms of plant derivatives with hypolipidemic action and anticancer activity.

Dr. Margarita Hatzopoulou-Cladaras is the author of 37 publications and 5 invited reviews in scientific journals including, Journal of Biological Chemistry, Biochemistry, EMBO and FEBS and participated as a speaker in many Scientific Symposiums.

Apart from Dr. Margarita Hantzopoulou-Cladaras, Dr. George Mosialos has expressed his strong interest and is commissioned to work on the project. Dr. Mosialos received his B.Sc. in Chemistry from Aristotle University of Thessaloniki in 1986 and his Ph.D., in Biochemistry from Boston University in 1993. He was a Teaching Assistant in the Department of Chemistry in Boston University at Boston MA in 1987. Between the years of 1989 and 1992 Dr. Mosialos was a Research Assistant in the Biology Department of the same University. From 1992 until 2001 Dr. Mosialos was involved as Instructor and finally as Assistant Professor in the Department of Medicine, in Brigham and Women’s Hospital, of Harvard Medical School, in Boston, MA. Since 2001, Dr. Mosialos is a Group Leader in the “Alexander Fleming” Biomedical Sciences Research Center, Institute of Immunology, at Vari Attikis, Greece, and Associate Professor of School of Biology, in University of Thessaloniki, Greece.

Dr. George Mosialos has been awarded a Postdoctoral Fellowship Award for his work by the Leukemia Society and Leukemia and Lymphoma Society of America, as well as the Young Investigator Award by the European Molecular Biology Organization and the Academic Prize in Molecular Biomedicine by the Bodosakis Foundation. He is the author of more than 39 publications and 5 invited reviews in scientific journals, the American Journal of Pathology, Journal of Biological Chemistry, Clinical Virology, Experimental Medicine, General Virology and Journal of Molecular and Cellular Biology. Dr. George Mosialos has received numerous grants from various organizations for his research projects.

On the Irwingom project, apart from the inventor Mr. Emmanuel Aslanis, a former Special Forces officer, Dr. Fotis Nanopoulos will be working on the project. Dr. Nanopoulos studied in the school of Air Force Mechanics, receiving his degree in 1965. In 1969 he received his bachelor degree in Applied Mathematics from Louis Pasteur University in Strasbourg. In 1973 he received his first Ph.D., in Informational Theory from the University of Nancy in France. In 1977 Dr. Nanopoulos received his second Ph.D., in Statistics from the Berkeley University, U.S.A., while in 1979 he concluded his third Ph.D., in Sciences and Mathematics from Louis Pasteur University in Strasbourg.

His expertise lies in the areas of Management of Organizations, Organization and Development of High Finance Statistics Systems, Sectorial Statistic Systems (Energy, Health, Business, Tourism etc.), Statistical Analysis, Statistic applications in Policy Government and Governmental support, Negotiations with European Institutes/Organizations, Administration of European Research / Technology Programs, Organization of Technical support for Southeast European and ex- USSR countries.

Dr. Nanopoulos has worked as a Director of Eurostat for the European Commission, as well as for the Greek Government as a special Counsel at the Ministry of Development and for the Ministry of Finance. Dr. Nanopoulos has been appointed as Professor of the Polytechnic School of Athens, Louis Pasteur University, and the University of Crete. Also Dr. Nanopoulos has served as a consultant for IBM in Cyprus.

There are no employment contracts concluded with the above executives, pending securing proper funding for the next stage of the projects. All of them, however, have expressed their intention to work on the projects for a part of future profits and/or a share in the business.

Industry

Statins as hypolipidemic agents

Coronary heart disease (“CHD”) is the leading cause of morbidity and mortality in the developed world. In the United States more than 500,000 deaths per year are attributed to CHD and the disease costs more than 100 billion USDs in medical expenses and lost income. Hypercholesterolemia is regarded as the major cause of atherosclerosis and coronary heart disease. The accumulation of lipids, cholesterol and triglycerides, within the intimae of arterial blood vessels is the principal etiologic factor in the development of CHD. Multiple evidences have established a strong causal relationship between CHD and elevated LDL-cholesterol which is the major atherogenic lipoprotein. Importantly, reduction of serum cholesterol levels by diet or pharmacological intervention reduces the incidence of CHD. One of the most effective ways of reducing circulating cholesterol levels is to inhibit endogenous cholesterol biosynthesis in the liver. This is primarily achieved with Statins, which inhibit 3-hydroxy-3-methylglutaryl-coenzyme A (HMG-CoA) reductase and lower LDL-cholesterol effectively. HMG-CoA reductase catalyzes the rate limiting step of cholesterol biosynthesis and it is a prime target for pharmacological prevention of hypercholesterolemia. Statins have been the most widely prescribed drugs for the treatment of hypercholesterolemia. However, for many patients Statins do not reduce LDL-cholesterol to acceptable levels and a significant number of patients do not tolerate Statins well due to side effects. Therefore, there is an unquestionable need for the development of new classes of drugs for the treatment of hypercholesterolemia.

Statins (or HMG-CoA reductase inhibitors) are a class of drug used to lower cholesterol levels by inhibiting the enzyme HMG-CoA reductase, which plays a central role in the production of cholesterol in the liver. Increased cholesterol levels have been associated with cardiovascular diseases (CVD), and Statins are therefore used in the prevention of these diseases. Randomized controlled trials have shown that they are most effective in those already suffering from cardiovascular disease (secondary prevention), but they are also advocated and used extensively in those without previous CVD but with elevated cholesterol levels and other risk factors (such as diabetes and high blood pressure) that increase a person's risk.

History

In 1971, Akira Endo, a Japanese biochemist working for the drug company Sankyo, began the search for a cholesterol-lowering drug. Research had already shown that cholesterol is mostly manufactured by the body in the liver, using an enzyme known as HMG-CoA reductase. Endo and his team reasoned that certain microorganisms may produce inhibitors of the enzyme to defend themselves against other organisms, as mevalonate is a precursor of many substances required by organisms for the maintenance of their cell wall (ergosterol) or cytoskeleton (isoprenoids).[5] The first agent they identified was mevastatin (ML-236B), a molecule produced by the fungus Penicillium citrinum.

Journalist John Simons writes in Fortune magazine that word of the discovery spread quickly through the medical community, as did rumors linking the statin to tumors, muscle deterioration, and sometimes death in laboratory dogs. Several drug companies were put off by these reports, but P. Roy Vagelos, the chief scientist and later CEO of Merck & Co, showed an interest, and made several trips to Japan starting in 1975. By 1978, Merck had isolated lovastatin (mevinolin, MK803) from the fungus Aspergillus terreus, first marketed in 1987 as Mevacor.

A link between cholesterol and cardiovascular disease, known as the lipid hypothesis, had already been suggested. Cholesterol is the main constituent of atheroma, the fatty lumps in the wall of arteries that occur in atherosclerosis and, when ruptured, cause the vast majority of heart attacks. Treatment consisted mainly of dietary measures such as a low-fat diet, and poorly tolerated medicines such as clofibrate, cholestyramine and nicotinic acid. Cholesterol researcher Daniel Steinberg writes that while the Coronary Primary Prevention Trial of 1984 demonstrated that cholesterol lowering could significantly reduce the risk of heart attacks and angina, physicians, including cardiologists, remained largely unconvinced.

To market statins effectively, Merck had to convince the public about the dangers of high cholesterol, and doctors that statins were safe and would extend lives. As a result of public campaigns, people became familiar with their cholesterol numbers and the difference between "good" and "bad" cholesterol, and rival pharmaceutical companies began producing their own statins, such as pravastatin (Pravachol), manufactured by Sankyo and Bristol-Myers Squibb. In April 1994, the results of a Merck-sponsored study, the Scandinavian Simvastatin Survival Study or "4S", were announced. Researchers tested simvastatin, later sold by Merck as Zocor, on 4,444 patients with high cholesterol and heart disease. After five years, the study concluded that patients saw a 35-percent reduction in their cholesterol, and their chances of dying of a heart attack were reduced by 42 percent. In 1995, Zocor and Mevacor both made Merck over US$1 billion. Endo was awarded the 2006 Japan Prize, and the Lasker-DeBakey Clinical Medical Research Award in 2008.

Statins have been almost universally hailed as “wonder drugs” by medical authorities around the world. The market for Statins was $26 billion in 2005, and sales for Lipitor alone reached $14 billion in 2006. Merck and Bristol Myers-Squib are actively seeking “over-the-counter” (OTC) status for their statin drugs. Statins are prescribed to men and women, children and the elderly, people with heart disease and people without heart disease.

The best-selling of the statins is atorvastatin, marketed as Lipitor and manufactured by Pfizer. By 2003 it had become the best-selling pharmaceutical in history, with Pfizer reporting sales of $12.4 billion in 2008. As of 2010, a number of statins are on the market: atorvastatin (Lipitor and Torvast), fluvastatin (Lescol), lovastatin (Mevacor, Altocor, Altoprev), pitavastatin (Livalo, Pitava), pravastatin (Pravachol, Selektine, Lipostat), rosuvastatin (Crestor) and simvastatin (Zocor, Lipex). Several combination preparations of a statin and another agent—such as ezetimibe/simvastatin, sold as Vytorin—are also available.

Indications and uses

On average, statins can lower LDL cholesterol (so-called "bad cholesterol") by 1.8 mmol/l (70 mg/dl), which translates into a 60% decrease in the number of cardiac events (heart attack, sudden cardiac death) and a 17% reduced risk of stroke after long-term treatment. They have less effect than the fibrates or niacin in reducing triglycerides and raising HDL-cholesterol ("good cholesterol"). Clinical practice guidelines generally recommend that the patient has tried "lifestyle modification", including a cholesterol-lowering diet and physical exercise, before statin use is considered; statins or other pharmacologic agents may then be recommended for patients who do not meet their lipid-lowering goals through diet and lifestyle approaches.

The indications for the prescription of statins have broadened over the years. Initial studies, such as the Scandinavian Simvastatin Survival Study (4S), supported the use of statins in secondary prevention for cardiovascular disease, or as primary prevention only when the risk for cardiovascular disease was significantly raised, as indicated by the Framingham risk score. Indications were broadened considerably by studies such as the Heart Protection Study (HPS), which showed preventative effects of statin use in specific risk groups, such as diabetics. The ASTEROID trial, published in 2006, using only a statin at high dose, achieved lower than usual target calculated LDL values and showed disease regression within the coronary arteries using intravascular ultrasonography.

Statins are generally accepted as effective in decreasing mortality in people with preexisting cardiovascular disease. They are also currently advocated for use in patients at high risk of developing heart disease,[1] but the evidence for this is questioned. A 2010 meta-analysis of studies found no benefit in terms of all-cause mortality when statins were used as a high-risk primary prevention intervention.

Research continues into other areas where statins also appear to have a favorable effect, including dementia, lung cancer, nuclear cataracts, and hypertension.

Naturally-occurring Statins

The oyster mushroom, a culinary mushroom, naturally contains lovastatin.
Some types of statins are naturally occurring, and can be found in such foods as oyster mushrooms and red yeast rice. Randomized controlled trials found them to be effective, but the quality of the trials was low.

Comparative effectiveness

No large scale comparison exists that examines the relative effectiveness of the various statins against one another for preventing hard cardiovascular outcomes, such as death or myocardial infarction.
An independent analysis has been done to compare atorvastatin, pravastatin and simvastatin, based on their effectiveness against placebos. It found that, at commonly prescribed doses, there are no statistically significant differences amongst statins in reducing cardiovascular morbidity and mortality. The CURVES study, which compared the efficacy of different doses of atorvastatin, simvastatin, pravastatin, lovastatin, and fluvastatin for reducing LDL and total cholesterol in patients with hypercholesterolemia, found that atorvastatin was more effective without increasing adverse events.

Statins differ in their ability to reduce cholesterol levels. Doses should be individualized according to patient characteristics such as goal of therapy and response. After initiation and/or dose changes, lipid levels should be analyzed within 1–3 months and dosage adjusted accordingly, then every 6–12 months afterwards.

Statin Equivalent Dosages
% LDL Reduction (approx.)	Atorvastatin	Fluvastatin	Lovastatin	Pravastatin	Rosuvastatin	Simvastatin
10-20%	--	20 mg	10 mg	10 mg	--	5 mg
20-30%	--	40 mg	20 mg	20 mg	--	10 mg
30-40%	10 mg	80 mg	40 mg	40 mg	5 mg	20 mg
40-45%	20 mg	--	80 mg	80 mg	5–10 mg	40 mg
46-50%	40 mg	--	--	--	10–20 mg	80 mg
50-55%	80 mg	--	--	--	20 mg	--
56-60%	--	--	--	--	40 mg	--
Starting dose
Starting dose	10–20 mg	20 mg	10–20 mg	40 mg	10 mg; 5 mg if hypothyroid, >65 yo, Asian	20 mg
If higher LDL reduction goal	40 mg if >45%	40 mg if >25%	20 mg if >20%	--	20 mg if LDL >190 mg/dL (4.87 mmol/L)	40 mg if >45%
Optimal timing	Anytime	Evening	With evening meals	Anytime	Anytime	Evening

Adverse effects

The most common adverse side effects are raised liver enzymes and muscle problems. In randomized clinical trials, reported adverse effects are low; but they are "higher in studies of real world use", and more varied. In randomized trials statins increased the risk of an adverse effect by 39% compared to placebo (odds ratios 1.4); two-thirds of these were myalgia or raised liver enzymes with serious adverse effects similar to placebo. However, reliance on clinical trials can be misleading indications of real-world adverse effects – for example, the statin cerivastatin was withdrawn from the market in 2001 due to cases of rhabdomyolysis (muscle breakdown), although rhabdomyolysis did not occur in a meta-analysis of cerivastatin clinical trials. Other possible adverse effects include cognitive loss, neuropathy, pancreatic and hepatic dysfunction, and sexual dysfunction.

Some patients on statin therapy report myalgias, muscle cramps, or, less frequently, gastrointestinal or other symptoms. Liver enzyme derangements may also occur, typically in about 0.5%, are also seen at similar rates with placebo use and repeated enzyme testing, and generally return to normal either without discontinuance over time or after briefly discontinuing the drug. Multiple other side-effects occur rarely; typically also at similar rates with only placebo in the large statin safety/efficacy trials. Two randomized clinical trials found cognitive issues while two did not; recurrence upon reintroduction suggests that these are causally related to statins in some individuals. A Danish case-control study published in 2002 suggested a relation between long term statin use and increased risk of nerve damage or polyneuropathy but suggested this side effect is "rare, but it does occur"; other researchers have pointed to studies of the effectiveness of statins in trials involving 50,000 people which have not shown nerve damage as a significant side effect.

Rare reactions include myositis and myopathy, with the potential for rhabdomyolysis (the pathological breakdown of skeletal muscle) leading to acute renal failure. Coenzyme Q10 (ubiquinone) levels are decreased in statin use; Q10 supplements are sometimes used to treat statin-associated myopathy, though evidence of their effectiveness is currently lacking. A common variation in the SLCO1B1 gene, which participates in the absorption of statins, has been shown to significantly increase the risk of myopathy.

Graham et al. (2004) reviewed records of over 250,000 patients treated from 1998 to 2001 with the statin drugs atorvastatin, cerivastatin, fluvastatin, lovastatin, pravastatin, and simvastatin. The incidence of rhabdomyolyis was 0.44 per 10,000 patients treated with statins other than cerivastatin. However, the risk was over tenfold greater if cerivastatin was used, or if the standard statins (atorvastatin, fluvastatin, lovastatin, pravastatin, simvastatin) were combined with fibrate (fenofibrate or gemfibrozil) treatment. Cerivastatin was withdrawn by its manufacturer in 2001.

All commonly used statins show somewhat similar results, however the newer statins, characterized by longer pharmacological half-lives and more cellular specificity, have had a better ratio of efficacy to lower adverse effect rates. Some researchers have suggested that hydrophilic statins such as fluvastatin, rosuvastatin, and pravastatin are less toxic than lipophilic statins such as atorvastatin, lovastatin, and simvastatin, but other studies have not found a connection, it is suggested that the risk of myopathy is lowest with pravastatin and fluvastatin probably because they are more hydrophillic and as a result have less muscle penetration. Lovastatin induces the expression of gene atrogin-1, which is believed to be responsible in promoting muscle fiber damage.

Although there have been concerns that statins might increase cancer, several meta-analyses have found no relationship to cancer, the largest of which as of 2006 included nearly 87,000 participants. However, in 2007 a meta-analysis of 23 statin treatment arms with 309,506 person-years of follow-up found that there was an inverse relationship between achieved LDL-cholesterol levels and rates of newly diagnosed cancer that the authors claim requires further investigation.

Several case-control studies have found that statins reduce cancer incidence, including one which showed that patients taking statins for over 5 years reduced their risk of colorectal cancer by 50%; this effect was not exhibited by fibrates although the trialists warned that the number needed to treat would approximate 5000, making statins unlikely tools for primary prevention.

Drug interactions

Combining any statin with a fibrate, another category of lipid-lowering drugs, increases the risks for rhabdomyolysis to almost 6.0 per 10,000 person-years. Most physicians have now abandoned routine monitoring of liver enzymes and creatine kinase, although they still consider this prudent in those on high-dose statins or in those on statin/fibrate combinations, and mandatory in the case of muscle cramps or of deterioration in renal function.

Consumption of grapefruit or grapefruit juice inhibits the metabolism of statins. Furanocoumarins in grapefruit juice (i.e. bergamottin and dihydroxybergamottin) inhibit the cytochrome P450 enzyme CYP3A4, which is involved in the metabolism of most statins (however it is a major inhibitor of only lovastatin, simvastatin and to a lesser degree atorvastatin) and some other medications (it had been thought that flavonoids (i.e. naringin) were responsible). This increases the levels of the statin, increasing the risk of dose-related adverse effects (including myopathy/rhabdomyolysis). Consequently, consumption of grapefruit juice is not recommended in patients undergoing therapy with most statins. An alternative, somewhat risky, approach is that some users take grapefruit juice to enhance the effect of lower (hence cheaper) doses of statins. This is not recommended as a result of the increased risk and potential for statin toxicity. Bitter oranges may have a similar effect.

Concerns

Some scientists take a skeptical view of the need for many people to require statin treatment. Given the wide indications for which statins are prescribed, and the declining benefit in groups at lower baseline risk of cardiovascular events, the evidence base for expanded statin use has been questioned by some researchers. A smaller group of scientists, such as The International Network of Cholesterol Skeptics, question the "lipid hypothesis" itself and argue that elevated cholesterol has not been adequately linked to heart disease. These organizations maintain that statins are not as beneficial or safe as suggested.

Industry Overview

Fire Fighting

Aerial firefighting

Aerial firefighting is the use of aircraft and other aerial resources to combat wildfires. The types of aircraft used include fixed-wing aircraft and helicopters. Smokejumpers and rappellers are also classified as aerial firefighters, delivered to the fire by parachute from a variety of fixed-wing aircraft, or rappelling from helicopters. Chemicals used to fight fires may include water, water enhancers such as foams and gels, and specially formulated fire retardants.

Terminology

A wide variety of terminology has been used in the popular media for the aircraft (and methods) used in aerial firefighting. The terms Airtanker or air tanker generally refer to fixed-wing aircraft; "airtanker" is used in official documentation.

Air attack is an industry term used for the actual application of aerial resources, both fixed-wing and rotorcraft, on a fire. Within the industry, though, "air attack" may also refer to the supervisor in the air (usually in a fixed-wing aircraft) who supervises the process of attacking the wildfire from the air, including fixed-wing airtankers, helicopters, and any other aviation resources assigned to the fire. The Air Tactical Group Supervisor (ATGS), often called "air attack," is usually flying at an altitude above other resources assigned to the fire, often in a fixed-wing plane but occasionally (depending on assigned resources or the availability of qualified personnel) in a helicopter.
Depending on the size, location, and assessed potential of the wildfire, the "air attack" or ATGS person may be charged with initial attack (the first response of firefighting assets on fire suppression), or with extended attack, the ongoing response to and management of a major wildfire requiring additional resources including engines, ground crews, and other aviation personnel and aircraft needed to control the fire and establish control lines or firelines ahead of the wildfire.

Equipment

A wide variety of helicopters and fixed-wing aircraft are used for aerial firefighting. In 2003, it was reported that "The U.S. Forest Service and Bureau of Land Management own, lease, or contract for nearly 1,000 aircrafts each fire season, with annual expenditures in excess of US$250 million in recent years"

Helicopters

Helicopters may be fitted with tanks (helitankers) or they may carry buckets. Some helitankers, such as the Erickson AirCrane, are also outfitted with a front-mounted foam cannon. Buckets are usually filled by submerging or dipping them in lakes, rivers, reservoirs, or portable tanks. The most popular of the buckets is the flexible Bambi Bucket. Tanks can be filled on the ground (by water tenders or truck-mounted systems) or water can be siphoned from lakes, rivers, reservoirs, or a portable tank through a hanging snorkel. Popular firefighting helicopters include variants of the Bell 204 and the Erickson S-64 Aircrane helitanker, which features a sea snorkel for filling from a natural water source while in flight.

Airtankers

Airtankers or water bombers are fixed-wing aircraft fitted with tanks that can be filled on the ground at an air tanker base or, in the case of flying boats and amphibious aircraft, by skimming water from lakes, reservoirs, or large rivers. Various aircraft have been used over the years for firefighting. Though World War II-era bombers were for a long time the mainstay of the aerial firefighting fleet and are still in use, newer purpose-built tankers are coming online. The smallest are the Single Engine Air Tankers (SEATs). These are agricultural sprayers that generally drop about 800 gallons of water or retardant. An example is the Airtractor AT-802F, which can deliver around 3000lt of water or fire retardant solution each drop. Medium aircraft include the S-2 Tracker (retrofitted with turboprop engines as the S-2T) as used by the California Department of Forestry & Fire Protection (CDF), as well as Conair Group Inc. of Abbotsford, British Columbia, while the Douglas DC-4, the DC-7, the Lockheed C-130 Hercules, P-2V Neptune, P-3 Orion and others have been used as heavy tankers. The largest aerial firefighter currently in use is a Boeing 747 aerial firefighter, known as the Evergreen Supertanker that can carry 24,000 gallons fed by a pressurized drop system.The Supertanker entered service for the first time in 2009, fighting a fire in Cuenca, Spain. The tanker made its first American operation on August 31, 2009 at the Oak Glen Fire.

The next largest aerial firefighters currently in use include two converted Martin Mars flying boats in British Columbia (one of which was brought to southern California in September 2007 to help battle the wildfires there). Each Martin Mars can carry approximately 7,200 U.S. gallons of water or fire retardant each, and the Tanker 910, a converted McDonnell Douglas DC-10 that can carry 12,000 gallons of water or retardant. The Russian Ministry of Emergency Situations operates convertible-to-cargo IL-76 airtankers that can carry up to 15,000 gallons but have been operating with 11,000 gallon tanking systems, and a few of Beriev Be-200 amphibians.

Bombardier's Dash 8 Q Series aircraft are the basis for two new ventures. Cascade Aerospace has converted two pre-owned Q400s to act as part-time water bomber  and part-time transport for France's Sécurité Civile, one of which is registered F-ZBMC while Neptune Aviation is converting a pre-owned Q300 as a prototype to augment their P2V aircraft.

Similar in configuration to the World War II–era PBY Catalina, the Canadair CL-215 Scooper, and Bombardier CL-415 SuperScooper are designed and built specifically for firefighting. The "Super Scoopers" are not common in the United States where only 2 operate seasonally in southern California. Los Angeles County leases two CL-415s from the Province of Quebec during the fall when the Santa Ana winds are at their worst. 6 American owned CL 215s operate for various State and Federal agencies. Critics of scoopers in the US claim that there is not enough suitable water in fire prone states. CL-215s have been employed with success in North Carolina, Minnesota, Michigan, Wisconsin, Washington, Alaska, Northern Idaho, and Montana.

French "Sécurité Civile" owns both Canadair CL-215 and CL-415, a handful of Grumman Trackers and some Russian Mil Mi-6 helicopters. Their pilots are usually recruited amongst the best pilots from "l'Armée de l'Air", usually from "Aéronavale" (Navy pilots on aircraft carriers) or acrobatic teams like "La Patrouille de France". It is a high-risk job that requires very skilled pilots.

Croatian Air Force uses six CL-415 planes, as well as the six AT 802s for (mainly) firefighting purposes.

Another amphibian is the Russian Beriev Be-200. It can carry a maximum payload of about 3,170 gallons (12,000 litres) of water, making "scoops" in suitable stretches of water in 14 seconds. It was successfully used to fight fires in the southern European countries such as Greece and Portugal.

Comparison table of fixed wing, firefighting tanker airplanes

Make and model	Country of origin	Category	Water/Retardant capacity (US Gallons)
Air Tractor AT-802F	USA	Light	807
Grumman S-2 Tracker	USA	Medium	1,200
Douglas DC-4	USA	Medium	no longer in service
Douglas DC-6	USA	Medium	2,800
Douglas DC-7	USA	Medium	3,000
Lockheed C-130 Hercules	USA	Medium	Permanently grounded after accident
P-2V Neptune	USA	Medium	2,362
P-3 Orion	USA	Medium	3,000
Boeing 747	USA	Super Heavy	24,000
Martin Mars	USA	Medium	7,200
Douglas DC-10	USA	Heavy	12,000
Illushyn IL-76	Russia	Heavy	11,419
Beriev Be-200	Russia	Medium	3,120
Dash 8 Q Series	Canada	Medium	2,600
PBY Catalina	USA	Medium	1,000 (or 1,500 for the Super model)
Canadair CL-215	Canada	Medium	1,300
Bombardier CL-415	Canada	Medium	1,621

category legend (light: under 1,000 Gallons, Medium: under 10,000 Gallons, Heavy: under 20,000 Gallons, Super Heavy: Over 20,000 Gallons - currently only used for the B747 Supertanker)

Leadplanes

The Lead Plane function directs the activities of the airtankers by both verbal target descriptions and by physically leading the airtankers on the drop run. The O-2 Skymaster and OV-10 Bronco have both been used as spotter and lead plane platforms. The Ontario Ministry of Natural Resources has also used the Cessna 337. The Beechcraft Baron was long used as a leadplane or air attack ship, but most were retired in 2003; more common now is the Beechcraft King Air, used as an air attack ship and leadplane.

Fleet grounding

In the United States, most of these aircraft are privately owned and contracted to government agencies, and the National Guard and the U.S. Marines also maintain fleets of firefighting aircraft. On May 10, 2004, The U.S. Forest Service (USFS) and the Bureau of Land Management (BLM) suddenly announced that they were cancelling contracts with operators of 33 heavy airtankers. They cited liability concerns and an inability to safely manage the fleet after the wing failure and resulting crash of a C-130A Hercules in California and a PB4Y-2 in Colorado during the summer of 2002. Both aged aircraft broke up in flight due to catastrophic fatigue cracks at the wing roots. After subsequent third-party examination and extensive testing of all USFS contracted heavy airtankers, three companies were awarded contracts and now maintain a combined fleet of 23 aircraft.

Fire retardant

Borate salts were used in the past to fight wildfires but were found to sterilize the soil, were toxic to animals, and are now prohibited. Newer retardants use ammonium sulfate or ammonium polyphosphate with attapulgite clay thickener or diammonium phosphate with a guar gum derivative thickener. These are not only less toxic but act as fertilizers to help the regrowth of plants after the fire. Fire retardants often contain wetting agents, preservatives and rust inhibitors and are colored red with ferric oxide or fugitive color to mark where they have been dropped. Brand names of fire retardants for aerial application include Fire-Trol and Phos-Chek.

Tactics and capabilities

Helicopters can hover over the fire and accurately drop water or retardant. The S-64 Helitanker has microprocessor-controlled doors on its tank. The doors are controlled based on the area to be covered and wind conditions. Fixed-wing aircraft must make a pass and drop water or retardant like a bomber. Spotter (Air Tactical Group Supervisor) aircraft often orbit the fire at a higher altitude to coordinate the efforts of the smoke jumper, helicopter, media, and retardant-dropping aircraft; while lead planes fly low-level ahead of the airtankers to mark the trajectory for the drop, and ensure overall safety for both ground-based and aerial firefighters. Water is often not dropped directly on flames because its effect is short-lived. Fire retardants are typically dropped ahead of the moving fire or along its edge and may remain effective for two or more days. This can create artificial firebreaks where the terrain is too rugged or remote for ground crews to cut fireline.

Helicopters are also used to deliver firefighters or ignite backfires and controlled burns. A driptorch slung beneath the helicopter (helitorch) can be used for this purpose. Another device called a Delayed Aerial Ignition Device (DAID) can be used, which shoots a stream of flaming "ping-pong balls" into the forest. The small plastic spheres which contain potassium permanganate are individually injected with ethylene glycol or glycerine just before they are ejected from the aircraft. This method's delayed redox exothermic reaction, which results in vigorous fire soon after mixing the chemicals, poses less of a danger to the helicopter than transporting burning materials. The ping-pong ball system works best in continuous fuels or in areas where a mosaic burn pattern is desired.

Aerial firefighting is almost always used in conjunction with ground-based efforts, as aircraft are only one weapon in the firefighting arsenal. However, there have been cases of aircraft extinguishing fires long before ground crews were able to reach them.

Some firefighting aircraft can refill their tanks in mid-flight, by flying down to skim the surface of any body of water. One example is the Bombardier 415. This is particularly useful in rural areas where flying back to an airbase for refills may take too much time. In 2002 an Ontario CL-415 crew proceeded to refill 100 times within a 4 hour mission, dumping an astounding 162,000 US gallons or 1,350,000 pounds of water on a fire near Dryden Ontario.

Our Principal Competitive Strengths

We believe that we have the following competitive strengths:

When it comes to Halldale for the further development and usage of compound X as a lowering-cholesterol drug, the results presented by Dr Hadzopoulou-Cladaras indicate clearly that compound X has the potential to be developed into a potent hypolipidemic drug with a mechanism of action that is distinct from the mechanism of action of Statins.

When it comes to Irwingom and according to today’s technology, IKAROS-1000 seems to have the potential to be developed with a view to becoming the most complete and sophisticated system giving a new meaning in the battle of fire disasters. If successfully developed as planned, IKAROS-1000 combines the efficacy of fire extinguishing by land means with the flexibility of fine extinguishing by air; in addition, its operation does not involve the danger of men fighting fire from a close distance and also saves lots of gas used by helicopters and airplanes while flying to combat fires. Major General (Ret.) Nicholas Diamantis of the fire brigade of Greece, ,one of the most heavily hit countries by fire disasters in the last years, called IKAROS-1000 “aerial fire extinguishing system using terrestrial fire combating methods”. On April of 2009, IKAROS-1000 was presented at the 37th International Show of Innovative Technologies (Exhibition of Inventions Geneva-Palexpo) in Geneva, Switzerland, where it got the first place on its class and received the gold metal along with the Committee’s compliments and recommendation.

Competition

When it comes to IKAROS-1000 system, if it is successfully developed as planned, its competitors, although not direct, would be the firefighting helicopters and airplanes as well as the manned firefighting vehicles used to combat fires.  One may say that there is no real competition to IKAROS-1000, if successfully developed as planned, since this system is unique, pioneering and combining the best of both land and air firefighting methods, giving a new meaning to the battle of fire disasters.

When it comes to development of compound X as a hypolipidemic drug, there are many competitors in the development of Statins, mainly in the Big Pharma section.

Names and types

The statins are divided into two groups: fermentation-derived and synthetic. They include, along with brand names, which may vary between countries:

Statin	Image	Brand name	Derivation
Atorvastatin		Lipitor, Torvast	Synthetic
Cerivastatin		Lipobay, Baycol. (Withdrawn from the market in August, 2001 due to risk of serious Rhabdomyolysis)	Synthetic
Fluvastatin		Lescol, Lescol XL	Synthetic
Lovastatin		Mevacor, Altocor, Altoprev	Fermentation-derived. Naturally-occurring compound. Found in oyster mushrooms and red yeast rice.
Mevastatin		-	Naturally-occurring compound. Found in red yeast rice.
Pitavastatin		Livalo, Pitava	Synthetic

Statin	Image	Brand name	Derivation
Pravastatin		Pravachol, Selektine, Lipostat	Fermentation-derived. (A fermentation product of bacterium Nocardia autotrophica).
Rosuvastatin		Crestor	Synthetic
Simvastatin		Zocor, Lipex	Fermentation-derived. (Simvastatin is a synthetic derivate of a fermentation product of Aspergillus terreus.)
Simvastatin+Ezetimibe		Vytorin	Combination therapy
Lovastatin+Niacin extended-release		Advicor	Combination therapy
Atorvastatin+Amlodipine Besylate		Caduet	Combination therapy - Cholesterol+Blood Pressure
Simvastatin+Niacin extended-release		Simcor	Combination therapy

LDL-lowering potency varies between agents. Cerivastatin is the most potent, followed by (in order of decreasing potency), rosuvastatin, atorvastatin, simvastatin, lovastatin, pravastatin, and fluvastatin. The relative potency of pitavastatin has not yet been fully established.

Regulation

The FDA Approval Process for Drugs

Good medical practices and having sound medical cures are probably the only things that everyone can agree on. More than crime, education, civil rights, is the interest that good medical practices should be available. There are many types of medical programs and research projects underway. But one that is very important to the society at large is the issue of the Food and Drug Administration (FDA) drug approval process.

The Purpose of Clinical Research

All new drugs need proof that they are effective, as well as safe, before they can be approved for marketing. It's important to realize, however, that no drug is absolutely safe. There is always some risk of an adverse reaction. But the FDA uses a cost benefit analysis to determine if the drug can be released to the public. The FDA determines that when the benefits outweigh the risks the FDA considers a drug safe enough to approve. So the purpose of clinical research is to determine the safety and efficacy of the Investigational New Drug (IND) for the treatment of a particular disease or condition in humans. Clinical research is divided into three phases in the normal course of testing.

The Research Phases

Before a drug can be approved for sale to the public there is a set of clinical tests that must be performed. There is the Pre-Clinical Research Stage. Here the drug is synthesized and purified. Animal tests are performed, and institutional review boards assess the studies and make recommendations on how to proceed. If the recommendations are positive, then an application to the FDA occurs and clinical tests begin.

Phase 1 clinical studies in this phase represent the first time that an IND is tested on humans either healthy volunteers or sometimes patients. The purpose of these studies is study in a clinical setting the metabolism, structure-reactivity relationships, mechanism of action, and side effects of the drug in humans. If possible, phase 1 studies are used to determine how effective the drug is. Phase 1 studies are usually conducted on 20 to 80 subjects.

The purpose of phase 2 clinical trials is to determine the efficacy of a drug to treat patients with a specific disease or condition, as well as learn about common short-term side effects or risks. These studies are conducted on a larger scale than phase 1 studies and typically involve several hundred patients.

Phase 3 clinical trials provide more information about the effects and safety of the drug and they allow scientists to extrapolate the results of clinical studies to the general population. Phase 3 studies generally involve several hundred to several thousand people.

There are several checks and balances in the process of clinical trials; among them is the use of institutional review boards (IRBs) and advisory committees. IRBs are designed to protect the rights and welfare of people participating in clinical trials both before and during the trials. IRB's are made up of a group of at least five experts and lay people with diverse backgrounds to provide a complete review of clinical proceedings. The CDER uses advisory committees of various experts in order to obtain outside opinions and advice about a new drug. It also provides new information for a previously approved drug, as well as labeling information about a drug, guidelines for developing particular kinds of drugs, or data showing the adequate safety and effects of the drug.

The Application Process

The sponsor of a drug makes a formal application to the FDA to approve a new drug for use in the United States by submitting a new drug application (NDA). The NDA must include results and analyses from tests of the drug on both animals and humans, as well as a description of how the drug was manufactured. The NDA must provide enough detailed information for FDA reviewers to make several critical decisions. The result of the study must show whether the drug is safe and effective and whether its benefits outweigh its risks. It also decides whether the drug's labeling information is appropriate, and whether the manufacturing methods used to obtain the drug are adequate for ensuring the purity and integrity of the drug.

The process of developing and testing a new drug is a lengthy one. The FDA estimates that it takes a little over 8 years to test a drug, including early laboratory and animal testing, before there is final approval for use by the general public. Various efforts, however, are underway to reduce the approval time.

Promising Experimental Drugs

Eight years is a long time to review a drug. Some patients, especially terminally ill patients, don't particularly care if the drug meets high standards of safety. They don't have the time. Taking any drug, in their view, is better than the alternative. So today's policies also allow some investigational drugs even before they are approved for marketing.

These new policies called "expanded access" protocols include the Treatment Investigational New Drug (IND) application and the parallel track mechanism. Both tracks allow promising drugs, not yet approved for marketing, to be used in moderately unrestricted studies where the intent is not only to learn more about the drug, especially about its safety, but also to provide treatment for people with no real alternative. But these expanded access protocols still require clinical researchers to formally investigate the drug in well-controlled studies and to supply some evidence that the drug is likely to be helpful.

Final Actions

The FDA's decision whether to approve a new drug for marketing comes down to answering two questions:

1. Do the results of well-controlled studies provide substantial evidence of its effectiveness?

2. Do the results show that the product is safe under the explicit conditions of use in the proposed labeling? Here "safe" is a relative term; it means that the benefits of the drug appear to outweigh its risks.

When the review is complete, the FDA writes to the applicant to say the drug is either approved for marketing, is "approvable," provided minor changes are made, or is not approvable because of major problems. In the last case, the applicant can then amend or withdraw the NDA or ask for a hearing. Once its NDA is approved, a drug is on the market as soon as the firm gets its production and distribution systems going.

Employees

Neither Vardisto nor its direct subsidiaries have any employees or employment contracts in effect. Apart from the inventors who want to continue working on their inventions, the plan is to attract the skillset and talent needed by offering the competent people incentive-based compensation on stock and/or outsource parts of the work to contractors that already possess the expertise needed for a share in future profits.  Negotiations are currently under way with competent people to this end for both the Halldale and the Irwingom projects.

Facilities

Neither Vardisto nor its direct subsidiaries have currently any facilities.  There are negotiations in progress to use the facilities of an accredited university lab to continue working on compound X.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

General Overview

Halldale

The assets purchased by Halldale pursuant to the Asset Purchase Agreement include research materials and experimental results from the use of a compound referred to as “compound X” as a hypolipidemic agent and development of a potential cholesterol-lowering agent, and main competitor of Statins in combination with essential oil derived from plants.

Before the Company entered into the Share Exchange Agreement, an expert in the field was consulted to determine and evaluate the work and results produced so far. The conclusion was that the results presented by Dr Hadzopoulou-Cladaras are indicating clearly that compound X has the potential to be developed into a potent hypolipidemic drug with a mechanism of action that is distinct from the mechanism of action of Statins.

Our plan of operations for the continuation of this project includes, first of all, the development of a suitable intellectual property protection for compound X to act as hypolipidermic agent. For that reason, we have hired an expert patent law firm exploring the possibilities of patent development, presently in process.

Upon completion of such stage, which the Company currently considers a prerequisite step for further development, we can proceed with an independent laboratory that will repeat the evaluation of the hypolipidemic activity of at least the higher dose of compound X (note: should we add “patent pending” after all our mentions of compound X or is is ok without such mention?) (30μg/g) in the rat model used by Dr Hadzopoulou-Cladaras, as well as the evaluation of the cholesterol lowering activity of compound X in HepG2 cells.

Our goal for the future development of the project will be the evaluation of the hypolipidemic activity of compound X in additional hyperlipidemic animal models, as well as the toxicity and pharmacokinetic profile of compound X. Furthermore, it will be important to elucidate further the molecular mechanism of action of compound X.

For each of all the above steps, considerable additional funding will be required. After completing successfully all the above steps, we will be in the position to close the file for our pre-clinical status of compound X. At that point, it will be essential to find an expert partner that will proceed further with this agent, including clinical trials, in order to seek regulatory approval status as a drug either in United States of America or in Europe. Another option that we have to evaluate, after completing the pre-clinical status, is to find a buyer in the area of the big pharmaceutical companies.

IRWINGOM

The assets purchased by Irwingom pursuant to the Asset Purchase Agreement include plans for the development of a system called IKAROS-1000, as potentially the most sophisticated and friendly to the environment fire extinguishing system, while its mechanics may also have applications in other sectors.

The IKAROS-1000 is conceived as a pioneering system which aims at changing worldwide the way of extinguishing fires more quickly and effectively. Apart from that, IKAROS-1000 may be used in agriculture, as crop dusting system, watering large rural areas, as well as neutralizing any size of oil spills at seas. The whole idea is based on information technology in conjunction with robotics and nanotechnology of materials.

Operationally, if and when developed, the IKAROS-1000 may have the ability, with the appropriate water supply, to deliver up to one thousand tones (1000 Tons) of water per hour, to a maximum of ten kilometers (10km). The refractory thin film that covers the balloon can theoretically withstand temperatures between 600 and 800 degrees Celsius. The whole system can theoretically sustain wind velocities between 45 and 60 miles per hour. For wind intensity beyond the 60 miles per hour mark, there may be a possibility of adapting a double fan for each separate compartment.

According to today’s technology and with substantial funding and engineering work, IKAROS-1000 may be developed with a view to becoming the most complete and sophisticated system giving a new meaning in the battle of fire disasters.

On April of 2009, IKAROS-1000 was presented at the 37th International Show of Innovative Technologies (Exhibition of Inventions Geneva-Palexpo) in Geneva, Switzerland, striking the first place on its class and received the gold metal along with the Committees’ compliments and recommendation. After the show, an expert in Mechanical Engineering constructed a preliminary study report on IKAROS-1000, determing successfully the diameter of the balloon for its theoretical length of operation taking into measure the different components that this system is currently planned to include.

The following steps in our plan of operations include the development of more complete international intellectual property protection, construction of a business plan, as well as a feasibility study for all the different technological areas that have to do with the IKAROS-1000 system. Negotiations are under way to hire a former high-ranking executive of the European Union that has extensive experience in fundraising for such complex engineering projects and has been enthusiastic about IKAROS-1000, with the purpose of raising the necessary funds from EU and private sources for the further development of an innovative technology as such. Upon completing different milestones, this individual is planned to be compensated with a percentage of interest in this venture.

In conjunction of the international IP protection enhancement, we are planning to contact different professional individuals, whose assistance is needed for the completion of the feasibility study in our system. Such professionals include air and fluid mechanics, mechanical and software engineers. Each professional is planned to be requested to conduct a feasibility study in his or her area of expertise. The successful completion of such steps is currently considered the most important milestone in view of the continuation of the project to become a reality.

Once this is concluded, we will face a few different options to proceed. One of them may be filing for a EU grant along with a collaboration of other potent engineering companies in the market for the development of a prototype in a technological park. After successfully completing this step, we may be able to strike a deal with a large player in the firefighting industry, to sell the rights or to become partners for further manufacturing in large scale. At that point, we may be able to negotiate deals with different governments around the globe for use of IKAROS-1000.

Another option may be either selling the rights or the direct collaboration with a large manufacturer in the industry at an earlier stage. Such collaboration is planned to both give us access to their technical know-how needed to tackle various issues that are due to come up during the development phase of the project and to use their assembly lines for the production and worldwide distribution of IKAROS-1000.

Another option may be to collaborate with different smaller manufacturers that have expertise on the different areas of the system and form an ad hoc consortium that will proceed to manufacture the first prototype, for a share in future profits. Then such consortium may partner with a big player for the large scale production or may seek proper financing to contract-manufacture the IKAROS-1000 system and market it itself (i.e. the consortium).

Another option under consideration is the collaboration with a US or an Australian University specialized in engineering, (such as Harvard and MIT) for the construction of the prototype. The benefit of such collaboration is expected to be the interest of the respective government, taking into consideration that both aforementioned countries are getting hit hard by fire disasters every year and keep a close eye on research and development in these fields.

Financial Statements

Proper financial statements according to the applicable standards are currently being prepared.

RISK FACTORS

An investment in our securities involves a high degree of risk.  In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this current report on Form 8-K before making a decision to purchase our securities.  You should only purchase our securities if you can afford to suffer the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

Substantial Research on our projects is still needed without any results guaranteed

Our projects involve substantial research with unpredictable results.  There is a high risk that such further research produces results that make our projects unrealistic or too difficult to complete and that may impair our ability to conduct business operations as currently planned.

No secured financing

We anticipate that we will need additional capital to develop such projects, which we have not secured to date. There can be no assurance that any additional financing on commercially reasonable terms will be available when needed.  The inability to obtain additional capital may reduce our ability to continue to conduct business operations as currently contemplated.  Any additional equity financing may involve substantial dilution to our then existing stockholders.

It may be difficult to effect service of process and enforcement of legal judgments upon our company and our officers and directors because some of them reside outside the United States.

As the operations of the projects may be based outside the United States and most of our key directors and officers reside outside the United States, service of process on our key directors and officers may be difficult to effect within the United States. Also, substantially all of our assets are located outside the United States and any judgment obtained in the United States against us may not be enforceable outside the United States.

Loss of the inventors could impair our ability to further develop the projects.

If we lose Dr. Hantzopoulou-Cladaras and/or Mr. Emmanuel Aslanis, our business could suffer. Our success is highly dependent on our ability to attract and retain qualified management personnel.  If we were to lose our inventors, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies. We do not have key man life insurance in place for any of our key personnel.

Our business may suffer if we do not attract and retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management and other personnel in conducting the business of the Company. We have a small management team, and the loss of a key individual or inability to attract suitably qualified staff could materially adversely impact our business.

Our management team has limited experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has only limited public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us to civil and criminal penalties, could require us to forfeit property rights, and may affect the value of our assets. We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

RISKS RELATED TO OUR COMMON STOCK

There has been a limited trading market for our Common Stock and no market for the warrants.

It is anticipated that there will be a limited trading market for the Common Stock on the Over-the-Counter Bulletin Board.  The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration.

You may have difficulty trading and obtaining quotations for our Common Stock.

The Common Stock may not be actively traded, and the bid and asked prices for our Common Stock on the Over-the-Counter Bulleting Board may fluctuate widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the Common Stock, and would likely reduce the market price of our Common Stock and hamper our ability to raise additional capital.

The market price of our Common Stock may be, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of Common Stock and other forms of equity securities, which we expect to make in connection with future acquisitions or capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions or other business initiatives by our competitors;
•	our ability to take advantage of new acquisitions or other business initiatives;
•	quarterly variations in our revenues and operating expenses;
•	changes in the valuation of similarly situated companies, both in our industry and in other industries;
•	changes in analysts’ estimates affecting our company, our competitors and/or our industry;
•	changes in the accounting methods used in or otherwise affecting our industry;
•	additions and departures of key personnel;
•	fluctuations in interest rates and the availability of capital in the capital markets.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our Common Stock and/or our results of operations and financial condition.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their Common Stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the Common Stock.

Applicable SEC rules governing the trading of “penny stocks” limit the trading and liquidity of our Common Stock, which may affect the trading price of our Common Stock.

Shares of Common Stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRONGENOMICS INC.

By:

/s/ Platon Tzouvalis
Platon Tzouvalis
President
January  20 , 2011